                                                                   Exhibit 10.30

                               ESOP LOAN AGREEMENT

         THIS ESOP LOAN AGREEMENT (this "Agreement") is dated as of June 30, 1999, by and between MBIA Inc., a Connecticut corporation (the "Company"), and the CapMAC Employee Stock Ownership Plan Trust (the "Trust"), established pursuant to the CapMAC Employee Stock Ownership Plan (the "ESOP") by a trust agreement dated as of June 25, 1992 (the "Trust Agreement") by and between CapMAC Holdings Inc. (to which the Company is a successor), as settlor, and HSBC Bank USA, as trustee ("the Trustee").

                              W I T N E S S E T H:

         WHEREAS, the Trustee is the trustee of the Trust, established pursuant to the ESOP;

         WHEREAS, the Trustee was a party to an ESOP loan agreement by and between CapMAC Holdings Inc. ("CapMAC"), the Trust and the ESOP;

         WHEREAS, as of February 17, 1998, CapMAC merged into the Company, with shares of the Company being exchanged for shares of CapMAC;

         WHEREAS, as of July 1, 1999, the ESOP will be merged into the MBIA Inc. Employees Profit Sharing Plan and 401(k) Salary Deferral Plan (the "MBIA Plan"), converting the latter into an employee stock ownership plan, as defined by
Section 4975(e)(7) of the Internal Revenue Code of 1986, as amended (the "Code"), with its employer matching contributions;
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         WHEREAS, the ESOP and the Trust Agreement contemplate a refinancing of the outstanding balance of the original CapMAC loan agreement, par value $0.01 per share, of the Company ("Common Stock");

         WHEREAS, as consideration for such refinancing, the Company will lend Eight Hundred, Sixty-Seven Thousand, Four Hundred Fifty-Five Dollars and Seventy-Five Cents ($867,455.75) in addition to the amount of the refinancing, and will sell 13,397 additional shares to the ESOP at the closing price of the stock on 6/29/99 (the "Additional Shares").

         WHEREAS, under the terms of the ESOP and the Trust Agreement, the Trustee has full power and authority to act for and on behalf of the Trust and may, in its sole discretion, cause the Trust to refinance the purchase of Common Stock on terms in the best interests of the ESOP's participants and beneficiaries;

         WHEREAS, the Company has agreed to lend the sum of Five Million, Three Hundred Sixty-Four Thousand, Nine Hundred Five Dollars and Seventy-Five Cents ($5,364,905.75) (the "ESOP Loan") to the Trust for the purpose of refinancing the original CapMAC ESOP loan and the purchase of the Additional Shares of the Common Stock (the "Shares"), and the Trustee, acting for and on behalf of the Trust, has determined that such actions are in the best interests of the participants of the ESOP;

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         WHEREAS, the ESOP Loan is intended to be an "exempt loan" as described in Section 4975(d)(3) of the Code and as defined in Section 54.4975-7(b)(l)(iii) of the Treasury Regulations (the "Regulations");

         NOW THEREFORE, in consideration of the premises and mutual covenants made herein, it is agreed as follows:

         1. Agreement to Lend and Borrow Funds. On June 30, 1999 (the "Closing Date"), the Company will refinance the existing CapMAC ESOP loan to the Trust and lend sufficient additional funds to the Trust to purchase the Additional Shares in the aggregate principal amount of Five Million, Three Hundred Sixty-Four Thousand, Nine Hundred Five Dollars and Seventy-Five Cents ($5,364,905.75)

         2. The Note. The ESOP Loan shall be evidenced by a promissory note executed and delivered by the Trust to the Company on the Closing Date in the form attached hereto as Exhibit A (the "Note"). The Trust shall, pursuant to the attached Exhibit B, make scheduled principal payments. The Trust shall also pay interest on the aggregate unpaid principal amount of the ESOP Loan on the first day of each quarter, beginning on the first day of the second full quarter following the Closing Date. The Trust may at its option at any time upon one (1) day's written notice, prepay without penalty the ESOP Loan in any amount and also may prepay without penalty the ESOP Loan to the extent that shares which are not allocated to the accounts of participants in the ESOP are sold pursuant to the ESOP; provided, however, that no repayment or prepayment of the ESOP Loan shall be required or permitted if it would cause the Company to incur an



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excise tax under Section 4972 of the Code or it would adversely affect (a) the qualification of the ESOP or the Trust under the Code or the Employee Retirement Income Security Act of 1974, as amended from time to time ("ERISA"), or (b) the status of the ESOP Loan as an "exempt loan" as such term is described in Section 4975(d)(3) of the Code. Any such prepayments shall be applied to remaining installments of principal of the ESOP Loan in the normal order of their stated maturity.

         3. Interest On the ESOP Loan. The Trust shall pay interest on the aggregate unpaid principal amount of the ESOP Loan outstanding from time to time during each calendar quarter until payment in full of such amount at an interest rate per annum equal to the rate that the most creditworthy international banks dealing in the London interbank eurodollar market charge each other for large eurodollar loans with a term of three months as quoted on the money rate screen by Bloomberg L.P. at the close of business on the second business day preceding the commencement of such calendar quarter plus 1.75%; provided, however, that in no event shall the interest rate exceed 7.52% per annum for any calendar quarter.

         4. Source of Funds. The Note and any interest thereon (a) shall be payable from contributions (other than contributions of employer securities) made to the Trust in accordance with the ESOP to enable the Trust to pay its obligations under the Note, from earnings attributable to such contributions and from dividends on the Shares purchased with the proceeds of the ESOP Loan, and
(b) may be payable from the proceeds of any sale of the Shares not then allocated to participants' accounts that are sold as permitted by


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this Agreement to the extent and in the manner that such payments are permitted by law, provided, however, that such sale would not constitute a prohibited transaction under Section 4975 of the Code or Section 406 of ERISA. No contributions, earnings, dividends and proceeds may be applied in payment of the Note or any interest thereon if such application would cause the Company to incur an excise tax under Section 4972 of the Code or would adversely affect (a) the qualification of the ESOP or the Trust under the Code or ERISA or (b) the status of the ESOP Loan as an "exempt loan" as such term is described in section 4975(d)(3) of the Code.

         5. Purpose of the ESOP Loan. The proceeds of the ESOP Loan shall be used by the Trust only to refinance the existing ESOP Loan and to purchase the Additional Shares and should the Trustee determine that the Trust is unable to purchase the Additional Shares or is prohibited from purchasing the Additional Shares or should any purchase of the Additional Shares be rescinded, then the trust shall return the proceeds of the ESOP Loan to the Company pursuant to
Section 12 hereof, but only to the extent of the total purchase price of the Additional Shares.

         6. Covenant of the Company. The Company will cause contributions to be made to the Trust at such times and in such amounts sufficient to enable the Trust to meet all obligations under the ESOP Loan provided, however, that the Company shall have no obligation to cause any contributions to be made that could reasonably be expected (i) to have an adverse effect on the qualification of the ESOP or the tax-exempt status of the


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Trust under the Code or ERISA, or (ii) not to be deductible under Section 404 of the Code.

         7. Representations of the Trustee, The Trustee represents and warrants to the Company that:

                  (a) This Agreement and the Note have been duly executed and delivered by the Trustee;

                  (b) This Agreement and the Note are in all respects valid, legally binding upon the Trust and enforceable against the Trust in accordance with their respective terms, except to the extent that the enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally, ERISA or general principles of equity. The execution, delivery and performance of this Agreement, the Note, and all other documents or instruments executed or delivered by the Trustee for and on behalf of the Trust in connection with the ESOP Loan are within the Trustee's and the Trust's powers and have been duly authorized by all necessary action;

                  (c) The Trustee has determined that the ESOP's investment in the Additional Shares is prudent, in the best interests of the participants in the Plan, and in accordance with its fiduciary obligations under ERISA and the Code;

                  (d) The Trustee is a commercial bank validly existing and in good standing under the laws of the State of New York; and

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                  (e) The Trustee has all requisite corporate power and
         authority to execute, deliver and perform this Agreement.

         8. Contingencies to Performance by the Company. This Agreement shall become effective only upon satisfaction of the following conditions:

                  (a) The Company shall have received originals (which may be executed in several counterparts), duly executed by the Trustee, of this Agreement and the Note;

                  (b) Prior to the Closing Date, there shall have been no legal action or administrative proceeding initiated or threatened which affects this Agreement, the Note or consummation of any of the transactions contemplated hereby or thereby;

                  (c) All legal matters incident to this Agreement, the Note and the other documents and transactions contemplated hereby and thereby, shall be reasonably satisfactory in form and substance to the Company and its counsel;

         9. Collateral. The Shares shall be and are hereby pledged by the Trust as security for the Note (the "Collateral"). Each time there is a payment on the ESOP Loan by the Trust, the Collateral shall be reduced by the number of Shares that are to be allocated to the ESOP participants as a result of that contribution, in accordance with the provisions of the ESOP.

         10. Default/Remedies.

                  (a) The failure of the Trust to pay when due any payment of principal or interest on the Note shall constitute an event of default ("Event of Default").

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                  (b) Notwithstanding any provision in the Trust Agreement, the
         Note, or in any document referred to therein or entered into in connection therewith, the obligations of the Trust under this Agreement are without recourse to the Trust except as provided in this Agreement. If an Event of Default shall occur and be continuing, the Company shall have no rights to assets of the Trust other than contributions (other than contributions of employer securities) that are made by the Company to enable the Trust to meet its obligations hereunder and earnings attributable to the investment of such contributions and the Collateral; provided, however, that (i) the value of Trust assets transferred in satisfaction of the ESOP Loan shall not exceed the amount in default (without regard to any acceleration of the payment schedule that occurs as a result of the default, and (ii) Trust assets shall he transferred to the Company only to the extent of the failure of the Trust to meet the payment schedule of the ESOP Loan.

         11. Amendments of this Agreement. Each of the parties hereto agrees that it will not, without the prior written consent of the other party hereto,
(i) cancel or terminate this Agreement or consent to or accept any cancellation or termination hereof, or (ii) amend or otherwise modify this Agreement.

         12. Construction and Purpose. All provisions hereof shall be construed so as to maintain (i) the ESOP as a qualified leveraged employee stock ownership plan under Section 401(a) and Section 4975(e)(7) of the Code, (ii) the Trust as exempt from taxation under Section 501(a) of the Code and (iii) this ESOP Loan as an exempt loan under

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Section 54.4975-7(b)(1)(iii) of the Regulations. The parties agree that the purpose of the ESOP Loan is to enable the Trust to refinance the existing ESOP Loan and to purchase the Additional Shares. The parties further agree that, to the extent permitted by Section 54.4975-7(b) of the Regulations, should the Trust be prohibited from purchasing the Additional Shares or should the purchase of the Additional Shares by the Trust pursuant thereto be rescinded pursuant to any government decree or court order, writ or judgment, then this Agreement will be considered to be rescinded and the Trust shall promptly pay to the Company, or its assigns, the proceeds of the ESOP Loan to the extent that such proceeds are returned to the Trust pursuant to the rescission of the purchase of the Additional Shares. In no event shall payments made with respect to the ESOP Loan exceed an amount equal to the sum of contributions, dividends, proceeds and earnings received during or prior to the due date of such payments, less such payments in prior years.

         13. Notices. It shall be a sufficient giving of any notice or other communication hereunder if the party giving the same shall either deliver said notice personally or shall mail a copy thereof by express mail or registered or certified first class mail, postage prepaid, addressed as follows:


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
(a) To the Trustee:

        HSBC Bank USA
        140 Broadway
        New York, New York 10005

        Telephone: (212) 658-7713
        Facsimile: (212) 658-7780

        Attention: Stephen J. Hartman, Jr.

(b) To the Company:

        MBIA Inc.
        113 King Street
        Armonk, New York 10504

        Telephone: 914-765-3872
        Facsimile: 914-765-3299

        Attention:  Alan Pearlman

The date of giving any such notice, or other communication shall be the date on which such envelope was either personally delivered or deposited. The post office receipt showing the date of such deposit shall be prima facie evidence of these facts. Either party may change the address to which notices are sent to it in the manner herein provided for giving notice to the other party.

14. Miscellaneous.

                  (a) Amendments and Waivers. No amendment or waiver of any provisions of this Agreement, nor consent to any departure by the Trust therefrom, shall in any event be effective unless the same shall be in writing and signed by the Company and the Trust, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure on the part of the


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         Company to exercise any rights hereunder shall operate as a waiver thereof, nor shall any single waiver of any right hereunder preclude any other future exercise thereof.

                  (b) Governing Law. The interpretation and construction of this Agreement, and all matters relating hereto, shall be governed by the laws of the State of New York without regard to conflicts of laws rules or principles.

                  (c) Assignment. This Agreement shall be binding upon and, shall inure to the benefit of the parties hereto and their respective permitted successors and assigns.

                  (d) Counterparts. This Agreement may he executed in two or more counterparts, all of which taken together shall constitute one instrument.

                  (e) Integration. This Agreement, including the other documents referred to herein which form a part hereof, contains the entire understanding of the parties hereto with respect to the subject matter contained herein and therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

         IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.


                                        MBIA Inc.



                                        By:  /s/ illegible
                                            ------------------------------------
                                        Title: E.V.P. CAO
                                               ---------------------------------


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
                                        MBIA INC. EMPLOYEES PROFIT
                                        SHARING AND 401(k) SALARY
                                        DEFERRAL TRUST

                                        By: HSBC Bank USA, not in its individual
                                            or corporate capacity but solely as
                                            Trustee

                                        By:  /s/  Stephen J. Hartman, Jr.
                                            ------------------------------------
                                        Title: Senior Vice President
                                               ---------------------------------


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                          NON-RECOURSE PROMISSORY NOTE

$5,364,905.75                                                      June 30, 1999

         FOR VALUE RECEIVED, the undersigned CapMAC Employee Stock Ownership Plan (the "Borrower") PROMISES TO PAY to the order of MBIA Inc. (the "Lender") the principal sum of Five Million, Three Hundred Sixty-Four Thousand, Nine Hundred Five Dollars and Seventy-Five Cents ($5,364,905.75), in accordance with and pursuant to the terns of the loan agreement, dated June 30, 1999, by and between the Lender, the Borrower, pursuant to the terms of the CapMAC Employee Stock Ownership Plan (the "ESOP") and the CapMAC Employee Stock Ownership Trust Agreement (the "Trust Agreement"), and HSBC Bank USA (the "Trustee") (hereinafter the "Loan Agreement").

         The Borrower promises to pay interest on the unpaid principal amount hereof from the date hereof until paid in full at such interest rates and at such times as are specified in the Loan Agreement. The unpaid principal amount of this obligation at any time shall be the total amounts advanced hereunder less any amount of principal payments made hereon by the Borrower.

         Both principal and interest are payable in lawful money of the United States of America to the Lender at 113 King Street, Armonk, New York 10504 (or other location specified by the Lender) in immediately available funds.
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         This document is the Note referred to in, and is subject to the terms of, the Loan Agreement. This Note is subject to prepayment as provided in the Loan Agreement.

         Presentment and demand for payment, notice of dishonor, protest and notice of protest are hereby waived.

         The obligations of the Borrower hereunder are without recourse to the borrower, except as otherwise provided for in the Loan Agreement.

         This Note (a) may not be amended orally, but only in writing; (b) shall be governed in all respects by the laws of the State of New York without regard to conflicts of laws rules or principles (except as the same may be preempted by federal law); and (c) shall inure to the benefit of and shall be binding upon the Borrower, the Lender and their respective successors and assigns.


                                    CapMAC EMPLOYEE STOCK OWNERSHIP PLAN

                                    By: HSBC Bank, USA
                                             not in its individual or corporate
                                             capacity but solely as Trustee




                                    By:  /s/ Stephen J. Hartman, Jr.
                                        ---------------------------------------
                                    Title: Senior Vice President
                                           ------------------------------------



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         MBIA agrees to make the following quarterly payments of principal on or before the corresponding dates:

                            Date                   Principal Payment
                            ----                   -----------------
                         07/01/1999                     $75,000
                         10/01/1999                     $75,000
                         01/01/2000                    $175,000
                         04/01/2000                    $175,000
                         07/01/2000                    $175,000
                         10/0l/2000                    $175,000
                         01/01/2001                    $175,000
                         04/01/2001                    $175,000
                         07/01/2001                    $175,000
                         10/01/2001                    $175,000
                         01/01/2002                    $175,000
                         04/01/2002                    $175,000
                         07/01/2002                    $175,000
                         10/01/2002                    $175,000
                         01/01/2003                    $175,000
                         04/01/2003                    $175,000
                         07/01/2003                    $175,000
                         10/01/2003                    $175,000
                         01/01/2004                    $175,000
                         04/01/2004                    $175,000
                         07/01/2004                    $175,000
                         10/01/2004                    $175,000
                         01/01/2005                    $175,000
                         04/01/2005                    $175,000
                         07/01/2005                    $175,000
                         10/01/2005                    $175,000
                         01/01/2006                    $175,000
                         04/01/2006                    $175,000
                         07/01/2006                    $175,000
                         10/01/2006                    $489,905.75